UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 22, 2012, the Bylaws of Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) were amended to revise the Board quorum requirements in Section 4.10 of the Bylaws, including by deleting the provision that previously required at least six Board members for a quorum.

Section 4.10, as amended, is set forth below in its entirety:

Section 4.10 Quorum. At any meeting of the Board of Directors, a quorum shall consist of the greater of (i) one-third of the fixed number of directors or the prescribed number within a variable range of directors, as applicable, or (ii) a majority of the directors then in office. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another date, time or place, without further notice or waiver thereof. Members may not be represented by proxy at any meeting of the Board of Directors.

A copy of the company’s amended and restated Bylaws is filed as Exhibit 3.1 to this Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

3.1	Bylaws of the Federal Home Loan Mortgage Corporation, as amended and restated May 22, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Kevin I. MacKenzie
Kevin I. MacKenzie
Vice President & Deputy General Counsel — Securities

Date: May 23, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Bylaws of the Federal Home Loan Mortgage Corporation, as amended and restated May 22, 2012